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                                                                     EXHIBIT 5.1

                                                                     FILE NUMBER
                                                                        833605


                                April 21, 1997

The Board of Trustees
Equity Residential Properties Trust

The Board of Trustees
Wellsford Residential Property Trust

          Re:  Equity Residential Properties Trust
               Registration Statement on Form S-4
               Registration No. 333-24653
               -----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Company"), and Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), in connection with certain matters of Maryland law arising out of the issuance by the Company of 13,095,727 common shares of beneficial interest, par value $.01 per share, of the Company (the "Shares"), to its current common shareholders, in connection with the merger (the "Merger") of EQR with and into the Company, pursuant to the Agreement and Plan of Merger, dated January 16, 1997, by and between the Company and EQR (the "Merger Agreement"), as described in the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified
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Equity Residential Properties Trust
Wellsford Residential Property Trust
April 21, 1997
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to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") on April 4, 1997, including the related form of Joint Proxy
Statement/Prospectus/Information Statement (the "Proxy Statement/Prospectus") included therein;

          2. The Amended and Restated Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Trustees, or a duly authorized committee thereof, relating to (i) the sale and issuance of the Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Company;

          5.   The Merger Agreement;

          6. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

          7. A certificate executed by the Secretary of the Company, dated the date hereof;

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:
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Equity Residential Properties Trust
Wellsford Residential Property Trust
April 21, 1997
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          1.   Each of the parties (other than the Company and EQR) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights and (b) by general equitable principles.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company and EQR) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete, however, we have not relied upon such statements and information to the extent that they constitute matters of Maryland law as to which we express an opinion herein. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

          5. The Shares will be evidenced by certificates substantially in the form of the certificates which currently evidence EQR's common shares of beneficial interest, $.01 par value per share.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our
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Equity Residential Properties Trust
Wellsford Residential Property Trust
April 21, 1997
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firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly and validly authorized and, when and if issued in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws (including the securities laws of the State of Maryland).

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit
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Equity Residential Properties Trust
Wellsford Residential Property Trust
April 21, 1997
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that we are within the category of persons whose consent is required by Section
7 of the 1933 Act.

                                           Very truly yours,


                                           /s/ Ballard Spahr Andrews & Ingersoll

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